                                                                    EXHIBIT 4.38


                      SECOND AMENDMENT dated as of January 11, 2001 (this "Amendment"), to the Credit Agreement (the "Credit
                       ---------                                  ------
                      Agreement") dated as of May 31, 2000, as amended pursuant
                      ---------
                      to a First Amendment dated as of December 7, 2000, among McLEODUSA INCORPORATED, a Delaware corporation (the "Borrower"); the lenders party thereto (the "Lenders");
                       --------                                    -------
                      THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such
                       --------------------
                      capacity, the "Collateral Agent"); Salomon Smith Barney
                                     ----------------
                      Inc., as syndication agent (in such capacity, the "Syndication Agent"); and Bank of America, N.A. and
                       -----------------
                      Goldman Sachs Credit Partners L.P., as co-documentation agents (in such capacities, the "Co-Documentation
                                                       ----------------
                      Agents").
                      ------

           The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

           Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1.  Amendment of Credit Agreement.  The Credit Agreement is
                       -----------------------------
hereby amended, effective as of the Amendment Effective Date, as follows:

           (a)  Amendment of Section 1.01.
                -------------------------

                  (i) The following definitions are inserted in alphabetical order in Section 1.01 of the Credit Agreement:

                  ""Series B Preferred Stock" means the Series B Cumulative
                    ------------------------
        Convertible Preferred Stock, par value $0.01 per share, of the Borrower."

                  ""Series C Preferred Stock" means the Series C Cumulative
                    ------------------------
        Convertible Preferred Stock, par value $0.01 per share, of the Borrower."

                  (ii) The definition of "Change of Control" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following proviso at the end of such definition:

                      "; provided that any event that constitutes a change of
                         --------
                      control under the Indentures or any future indenture governing unsecured indebtedness issued by the Borrower after the date hereof shall also constitute a "Change of Control" under this Agreement."

           (b) Amendment of Section 6.01(b). Section 6.01(b) of the Credit
               ----------------------------
Agreement is hereby amended by (x) replacing the phrases "Series B Cumulative Convertible Preferred Stock, par value

$0.01 per share (the "Series B Preferred Stock")," and "Series C Cumulative
                      ------------------------
Convertible Preferred Stock, par value $0.01 per share, of the Borrower" with the defined terms "Series B Preferred Stock" and "Series C Preferred Stock", respectively.

           (c)  Amendment of Section 6.09(a).  Section 6.09(a) of the Credit
                ----------------------------
Agreement is hereby amended as follows:

                      (i) the phrase "and (v)" is hereby replaced with the following phrase:

                          ", (v) following the repayment of all outstanding
                      Loans and Letters of Credit and the termination of all outstanding Commitments hereunder, the Borrower may redeem the Series B Preferred Stock and the Series C Preferred Stock at any time after September 15, 2006 in accordance with the terms thereof, (vi) the Borrower may redeem the Series B Preferred Stock and the Series C Preferred Stock within 180 days after September 15, 2009 if so requested by the holders of such Series B Preferred Stock or Series C Preferred Stock, as the case may be, in accordance with the terms thereof provided that no Event of Default is continuing or would result therefrom and (vii)"; and

                      (ii) the phrase "this clause (v)" in the proviso thereto is replaced with the phrase "clause (vii) preceding".

           (d)  Amendment of Section 6.09(b).  Section 6.09(b) of the Credit
                ----------------------------
Agreement is hereby amended as follows:

                      (i) the following parenthetical is hereby inserted immediately following the words "New Preferred Stock" at the end of clause (i) of such Section:

                                "(it being understood that this Section 6.09(b)
                            shall not be deemed to prohibit the existence of the provisions contained in Section 4.08 of the Indentures permitting certain holders of Indebtedness of the Borrower to require the repurchase of such Indebtedness following certain sales of assets of the Borrower (other than the Indenture specified in clause (b) of the definition of "Indentures," in which such sale of assets is specified in Section 4.09 thereof) or such substantially similar provisions as may be contained in future indentures governing unsecured indebtedness issued by the Borrower after the Effective Date; provided that no such repurchases
                                            --------
                            shall be effected so long as any Loans, Letters of Credit or Commitments are outstanding under this Agreement)";

                      (ii)  the word "and" at the end of clause (iii) of such
                            Section is hereby deleted; and

                      (iii) the following phrase is hereby inserted at the end
                            of clause (iv) of such Section: "; and (v) payments to redeem outstanding Indebtedness pursuant to the exercise of certain rights of the holders of such Indebtedness to require the repurchase of such Indebtedness arising in the event of a change in control of the Borrower specified in Section 4.07 of each of the Indentures or such substantially similar provisions as may be contained in future indentures governing unsecured indebtedness issued by the Borrower after the date hereof."

           (e) Amendment of Section 6.11. Section 6.11 of the Credit Agreement
               --------------------------
is hereby amended by replacing the phrase "or the Indentures" in clause (i) of the proviso the reto with the following phrase:

           ", the Indentures or any provisions restricting or imposing conditions upon Liens as may be contained in future indentures governing unsecured indebtedness issued by the Borrower after the Effective Date provided that such provisions are no more restrictive than the provisions restricting or imposing conditions upon Liens contained in the Indentures on May 31, 2000."

           SECTION 2. Representations and Warranties. To induce the other
                      ------------------------------
parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

           (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

           (b) After giving effect to the agreements and waivers herein, no Default or Event of Default has occurred and is continuing.

           SECTION 3. Effectiveness. This Amendment shall become effective on
                      -------------
the date (the "Amendment Effective Date") that the Administrative Agent shall
               ------------------------
have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders. Once effective, this Amendment shall be retroactive to May 31, 2000.

           SECTION 4. Effect of Amendment. Except as expressly set forth herein,
                      -------------------
this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

           SECTION 5. Counterparts. This Amendment may be executed in any number
                      ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

           SECTION 6.  Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND
                       --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           SECTION 7.  Headings. The headings of this Amendment are for purposes
                       --------
of reference only and shall not limit or otherwise affect the meaning hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                   McLEODUSA INCORPORATED

                                      by

                                   _________________________________
                                         Name:
                                         Title:


                                   Acknowledged and Agreed:

                                   EACH OF THE SUBSIDIARIES
                                   LISTED AS SUBSIDIARY GUARANTORS
                                   ON SCHEDULE I TO THE
                                   SUBSIDIARY GUARANTEE AGREEMENT,

                                      by
                                         ___________________________

                                         Name:
                                         Title:  Authorized Officer

                                    THE CHASE MANHATTAN BANK,
                                    individually and as Agent

                                       by
                                    _________________________________
                                          Name:
                                          Title:

                                   Name of Institution:

                                        by

                                    _________________________________
                                          Name:
                                          Title: